UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016 (December 29, 2016)

IONIX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3773 Howard Hughes Pkwy, Suite 500S
 Las Vegas, Nevada 89169
(Address of principal executive office)

1-702-475-5906
(Registrant's telephone number, including area code)

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02          Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Xin Sui- Officer and Director of Welly Surplus International Limited.

On December 29, 2016, the Ionix Technology, Inc. (the “Company”) ratified and approved the acquisition of 99.9% of the issued and outstanding stock of Welly Surplus International Limited (“Welly Surplus”), discussed below, of which Mr. Xin Sui is President and a member of the board of directors of Welly Surplus, a limited company formed under the laws of Hong Kong on January 18, 2016. The Company, as the majority shareholder of Welly Surplus, has ratified the appointment of Mr. Sui to his positions at Welly Surplus. The biography of Mr. Sui is set forth below.

Xin Sui- 37, was born in Jiamusi, Heilongjiang Province. He received a bachelor degree in Finance from Jiamusi University in 2002. Mr. Sui worked as assistant to the Chairman for Dalian Great Wall Economic and Trade Company from 2007 to 2015 where he assisted in the drafting of regulations and laws of the company, ensured the Company was achieving its business goals, and attended business negotiations on behalf of the Chairman. Mr. Sui incorporated Welly Surplus in 2016 to serve as an investment holding company.

Doris Zhou- Director of Welly Surplus International Limited

On December 29, 2016, the Company as the majority shareholder of Welly Surplus appointed Ms. Doris Zhou as a member of the board of directors of Welly Surplus. Additionally, Ms. Zhou will be authorized as a signatory on all matters related to Welly Surplus. The biography of Ms. Zhou, who is also the Company’s current Chief Executive Officer, Secretary, Treasury and sole board member, was filed as a part of the Company’s current report on Form 8-K as filed with the Commission on November 23, 2015 and is incorporated by reference herein.

Item 8.01          Other Events.

Acquisition of Welly Surplus International Limited

On December 29, 2016, the Company’s Board of Directors approved and ratified the acquisition of 99.9% of the issued and outstanding stock of Welly Surplus International Limited, a limited company formed under the laws of Hong Kong on January 18, 2016, in exchange for 99,999 HK dollars (the “Acquisition”). As a result of the Acquisition, the Company became the majority shareholder of Welly Surplus, owning 99.99% of the issued and outstanding stock of Welly Surplus, and Welly Surplus is now a majority owned subsidiary of the Company. As the closing of the Acquisition, Ms. Zhou was appointed as a member of the board of directors of Welly Surplus. Welly Surplus will act as the accounting and financial base for the Company and shall focus on assisting the Company with all of the Company’s financial affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONIX TECHNOLOGY, INC.

Dated: December 30, 2016	By:	/s/ Doris Zhou
Doris Zhou
Duly Authorized Officer, Chief Executive Officer